FOR IMMEDIATE RELEASE


              FIRST ADVANTAGE CORPORATION ISSUES OPERATING RESULTS
                           FOR THE SECOND QUARTER 2003

ST. PETERSBURG, Fla., July 23, 2003--First Advantage Corporation (NASDAQ: FADV), a leading national provider of enterprise and consumer screening solutions, today announced operating results for the second quarter ended June 30, 2003. Created by the June 5, 2003, merger of The First American Corporation (NYSE:
FAF) screening information operations with US SEARCH.com Inc., First Advantage operating results for the second quarter and for the six months ended June 30, 2003, include results for The First American Corporation Screening Technologies division from April 1, 2003, and Jan. 1, 2003, respectively, and the results for US SEARCH.com from June 1, 2003.

Net income for the quarter ended June 30, 2003, was $2.1 million, or 10 cents per diluted share. Net income for the six months ended June 30, 2003, was $2.4 million, or 12 cents per diluted share. The First American Screening Technologies division net income was $1.5 million for the quarter and $2.3 million for the six months ended June 30, 2002.

Revenue was $37.4 million and $69 million for the quarter and six months ended June 30, 2003, respectively. The First American Screening Technologies division's revenue was $24.7 million for the quarter and $47.4 million for the six months ended June 30, 2002.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $5.2 million and $7.7 million for the three and six months ended June 30, 2003. (EBITDA is not a measure of financial performance under generally accepted accounting principles, but is used by certain investors to analyze and compare companies.)

"First Advantage is out of the gate with solid second quarter numbers," commented John Long, chief executive officer and president. "Initial efforts to integrate complementary business lines and centralize corporate functions have begun to result in anticipated margin improvements. With the second and third quarters typically generating the highest revenues, we expect to see continued margin improvement as we reach the next level of integration and consolidation.

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First Advantage Corporation Issues Operating Results for the Second Quarter 2003
Page 2



 "Our focus remains on the long-term delivery of 20 percent margins in each of our business units in spite of a climbing unemployment rate and difficult economic conditions that adversely impact our core employment screening business," Long added.


                                                     Three Months Ended June 30,                Six Months Ended June 30,
                                                        2003              2002                   2003               2002
Service revenues                                  $   37,430,897     $   24,714,663          $  68,971,553      $  47,361,901
Cost of revenues                                      14,817,737         10,290,719             28,636,705         20,578,485
                                                  --------------     --------------         --------------     --------------
Gross margin                                          22,613,160         14,423,944             40,334,848         26,783,416


Selling, general & administrative expenses            17,412,757         11,086,988             32,652,995         21,376,992
Depreciation & amortization                            1,791,043            892,358              3,569,994          1,722,714
                                                  --------------     --------------         --------------     --------------
Income from operations                                 3,409,360          2,444,598              4,111,859          3,683,710
Interest (expense) income:
    Interest expense                                    (36,305)           (59,479)               (55,115)           (75,729)
    Interest income                                        9,858             11,505                 20,583             35,844
                                                  --------------     --------------         --------------     --------------
Total interest expense, net                             (26,447)           (47,974)               (34,532)           (39,885)
                                                  --------------     --------------         --------------     --------------
Income before provision for income taxes               3,382,913          2,396,624              4,077,327          3,643,825
Provision for income taxes                             1,332,331            901,523              1,696,667          1,370,633
                                                  --------------     --------------         --------------     --------------
Net income                                        $    2,050,582     $    1,495,101         $    2,380,660     $    2,273,192
                                                  ==============     ==============         ==============     ==============
Earnings per share, basic                         $         0.10     $         0.07         $         0.12     $         0.11
Earnings per share, diluted                       $         0.10     $         0.07         $         0.12     $         0.11
Weighted average shares outstanding, basic            20,002,126         20,002,126             20,002,126         20,002,126
Weighted average shares outstanding, diluted          20,122,023         20,122,023             20,122,023         20,122,023

Net income                                        $    2,050,582     $    1,495,101         $    2,380,660     $    2,273,192
Provision for income taxes                             1,332,331            901,523              1,696,667          1,370,633
Interest expense                                          36,305             59,479                 55,115             75,729
Depreciation & amortization                            1,791,043            892,358              3,569,994          1,722,714
                                                  --------------     --------------         --------------     --------------
Earnings before interest, taxes, depreciation &
    amortization (EBITDA)*                        $    5,210,261     $    3,348,461         $    7,702,436     $    5,442,268
                                                  ==============     ==============         ==============     ==============


*EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.


About First Advantage Corporation
First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for enterprise and consumer screening and risk mitigation needs, incorporating state-of-the-art technology, proprietary systems and data resources. Created by the merger of The First American Corporation's (NYSE: FAF) Screening Technologies division with US SEARCH.com, First Advantage is a leading national provider in the screening industry, ranking among the top three companies in nearly all of its business lines. The company offers multiple products and services including employment background screening, drug-free workplace programs, physical exams and other occupational health testing, resident screening services, motor vehicle records and consumer location services. Headquartered in St. Petersburg, Fla., with major offices in Los Angeles, Concord and Sacramento, Calif.; Milwaukee; Bethesda and Rockville, Md.; Denver; and Bangalore, India, the company has nearly 1,000 employees. Further information about the company is available at www.FADV.com.

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First Advantage Corporation Issues Operating Results for the Second Quarter 2003
Page 3




Safe Harbor Statement
Certain statements made in this press release, including those relating to margin improvement, are forward-looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company's Class A common stock; the company's ability to successfully raise capital; the company's ability to integrate the businesses brought together in the June 5, 2003, merger with US SEARCH.com, Inc. and the FAST division of The First American Corporation; the company's ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company's competition; increases in the company's expenses; continued consolidation among the company's competitors and customers; unanticipated technological changes and requirements; and the company's ability to identify suppliers of quality and cost-effective data. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


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